UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012 (June 8, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 8, 2012, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the transactions described below in Item 8.01 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

Chesapeake Enters into Purchase Agreements for the Sale of its Ownership Interests in Chesapeake Midstream Partners, L.P.

On June 8, 2012, Chesapeake Midstream Holdings, L.L.C. (“CMH”), a wholly owned subsidiary of the Company, entered into two Purchase Agreements dated as of June 7, 2012 (the “Purchase Agreements”) with funds managed by Global Infrastructure Management, LLC (“GIP”), pursuant to which CMH agreed to sell, and GIP agreed to purchase, all of CMH’s (i) common units and subordinated units representing limited partnership interests in Chesapeake Midstream Partners, L.P. (“CHKM”) and (ii) limited liability company interests in Chesapeake Midstream Ventures, L.L.C., the sole member of Chesapeake Midstream GP, L.L.C., the general partner of CHKM (the “CMV Interests” and, together with the common and subordinated units of CHKM, the “CHKM Interests”) for aggregate cash proceeds of $2.0 billion.

Under the first of the two Purchase Agreements, GIP II Eagle 1 Holding, L.P., a Delaware limited partnership, GIP II Eagle 2 Holding, L.P., a Delaware limited partnership, and GIP II Eagle 3 Holding, L.P., a Delaware limited partnership, will acquire from CMH the CMV Interests and 28,099,946 subordinated units of CHKM in exchange for cash consideration of $1.0 billion. Under the second of the two Purchase Agreements, GIP II Eagle 4 Holding, L.P., a Delaware limited partnership, will acquire from CMH the remaining CHKM Interests, consisting of 33,704,666 common units of CHKM and 6,438,115 subordinated units of CHKM, for cash consideration of $1.0 billion. The closing of the transactions under the first Purchase Agreement is anticipated to occur on June 15, 2012 and the closing of the transactions under the Second Purchase Agreement is anticipated to occur on June 29, 2012. The closing of each stage of the disposition is subject to certain conditions, including the execution of certain agreements necessary to consummate the sale of the CHKM Interests and, with respect to the first closing, the consent of the lenders under CHKM’s revolving bank credit facility to certain amendments to such credit facility and, with respect to the second closing, the satisfaction of certain financing requirements by GIP.

The Purchase Agreements contain certain representations, warranties and covenants. Pursuant to the Purchase Agreements and subject to certain limitations and survival periods, CMH has agreed to indemnify GIP for breaches of its representations, warranties and covenants in the Purchase Agreements, and GIP has agreed to indemnify CMH for breaches of its representations, warranties and covenants in the Purchase Agreements. In connection with the first closing, the Company will provide a guarantee of the obligations of CMH under the Purchase Agreements.

The foregoing descriptions of the transactions do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreements, copies of which are attached as Exhibits 2.1 and 2.2 to this Current Report and are incorporated herein by reference. The Purchase Agreements have been included to provide investors with additional information regarding the terms thereof and are not intended to provide other factual information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreements were made only for the purpose of such Purchase Agreements, were made as of specific dates and were solely for the benefit of the parties thereto. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that were exchanged in connection with signing the Purchase Agreements. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreements. Accordingly, investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts at the time they were made or otherwise.

Chesapeake Enters into Letter Agreements for the Sale of its Midstream Assets

On June 8, 2012, Chesapeake Midstream Development, L.P. (“CMD”), a wholly owned subsidiary of the Company, entered into a letter agreement with GIP dated as of June 7, 2012 (the “GIP Letter Agreement”) relating to the potential acquisition by one or more of GIP’s managed funds or related entities of all or substantially all of the specified midstream gathering systems and associated infrastructure assets of Chesapeake Midstream Operating, L.L.C. (“CMO”) or its subsidiaries. The GIP Letter Agreement provides a 45-day exclusive negotiation period and a 45-day extension period if a purchase price has been agreed to and progress is being made toward closing.

Additionally, on June 8, 2012, CMO entered into a letter agreement with CHKM dated as of June 7, 2012 (the “CHKM Letter Agreement”) relating to the potential acquisition by CHKM of specified midstream gathering and processing assets located in the Mid-Continent region and owned by CMO. The CHKM Letter Agreement provides an exclusive negotiation period that will expire on December 31, 2012 unless extended or terminated by mutual agreement of the parties.

Chesapeake Declares Quarterly Common and Preferred Stock Dividends

On June 12, 2012, the Company issued a press release announcing that its Board of Directors has declared quarterly common and preferred stock dividends. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date: June 13, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Purchase Agreement, dated June 7, 2012, by and among Chesapeake Midstream Holdings, L.L.C. and GIP II Eagle 1 Holding, L.P., GIP II Eagle 2 Holding, L.P and GIP II Eagle 3 Holding, L.P.*

2.2	Purchase Agreement, dated June 7, 2012, by and among Chesapeake Midstream Holdings, L.L.C. and GIP II Eagle 4 Holding, L.P.*

99.1	Chesapeake Energy Corporation press release dated June 8, 2012 – Chesapeake Energy Corporation Announces Plan to Sell its Midstream Assets in Three Transactions for Total Expected Cash Proceeds of More Than $4.0 Billion

99.2	Chesapeake Energy Corporation press release dated June 12, 2012 – Chesapeake Energy Corporation Declares Quarterly Common and Preferred Stock Dividends

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.